UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               BLUE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             NEVADA                                              88-0450923
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                          5804 E. SLAUSON AVE.
                         COMMERCE, CALIFORNIS                      90040
               (Address of Principal Executive Offices)         (Zip Code)

                            2005 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                  PATRICK CHOW
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                               BLUE HOLDINGS, INC.
                              5804 E. SLAUSON AVE.
                           COMMERCE, CALIFORNIA 90040
                     (Name and Address of Agent for Service)

                                 (323) 725-5555
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed       Proposed
                                        Maximum        Maximum
Title of Each Class                     Offering       Aggregate     Amount of
   of Securities        Amount to be    Price Per      Offering     Registration
 to be Registered       Registered(1)    Share(2)       Price(2)        Fee
-------------------     ------------    ---------     -----------   ------------

Common Stock,
  par value $.001
  per share .......       2,500,000       $7.665      $19,162,500    $2,255.43
----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the bid and ask prices per share of Common Stock of the Registrant on August 15, 2005.

--------------------------------------------------------------------------------
EXPLANATORY NOTE

This Registration Statement registers 2,500,000 shares of the Common Stock (the "Common Stock"), par value $0.001 per share, of Blue Holdings, Inc., a Nevada corporation (the "Registrant"), to be issued pursuant to the 2005 Stock Incentive Plan.
--------------------------------------------------------------------------------


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Current Reports on Form 8-K filed on February 10, 2005 (File #: 000-33297), February 16, 2005 (File #:
                  000-33297),  February 22, 2005 (File #: 000-33297),  March 28,
                  2005 (File #: 000-33297),  April 15, 2005 (File #: 000-33297),
                  April  29,  2005,   as  amended  on  June  8,  2005  (File  #:
                  000-33297), May 4, 2005 (File #: 000-33297), May 5, 2005 (File
                  #: 000-33297), June 7, 2005 (File #: 000-33297), June 10, 2005
                  (File #: 000-33297),  June 30, 2005 (File #: 000-33297),  July
                  7,  2005  (File  #:   000-33297),   July  14,  2005  (File  #:
                  000-33297),  August 3, 2005 (File #: 000-33297), and August 8,
                  2005 (File #: 000-33297);

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2005 (File #: 000-33297) and June 30, 2005 (File #: 000-33297);

         (c) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (File #: 000-33297); and

         (d) The description of the Registrant's common stock as set forth in its Form 10-SB registration statement on file with the Commission (File #: 000-33297), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


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


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.


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


ITEM 8.  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         4.1 Articles of Incorporation of the Registrant filed February 9, 2000 (1)

         4.2      Amendment to the Articles of  Incorporation  filed December 5,
                  2000 (1)

         4.3      Amendment to the Articles of  Incorporation  filed  January 5,
                  2001 (1)

         4.4      Amendment to the Articles of Incorporation  filed May 16, 2005

         4.5      By-laws of the Company adopted February 12, 2000 (1)

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of De Joya & Company

         23.2     Consent of Weinberg & Company, P.C.

         23.4     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1)

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

         99.1     2005 Stock Incentive Plan.
----------
(1) Filed previously as an exhibit to the Registrant's Form 10-SB registration statement (File #: 000-33297), filed with the Securities and Exchange Commission on October 31, 2001, and again on May 1, 2002, and incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commerce, California, on this 19th day of August, 2005.

                               BLUE HOLDINGS, INC.
                               (Registrant)

                               By:    /S/ PAUL GUEZ
                                    -----------------------------------
                                    Paul Guez
                                    Chief Executive Officer and President
                                    (Principal Executive Officer)

                               By:    /S/ PATRICK CHOW
                                    -----------------------------------
                                    Patrick Chow
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Paul Guez and Patrick Chow as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                           DATE
---------                      -----                           ----

     /S/ PAUL GUEZ             Chairman, Chief Executive       August 19, 2005
--------------------------     Officer and President
Paul Guez

     /S/ PATRICK CHOW          Chief Financial Officer         August 19, 2005
--------------------------     and Secretary
Patrick Chow

     /S/ KEVIN KEATING         Director                        August 19, 2005
--------------------------
Kevin Keating

     /S/ MARSHALL GELLER       Director                        August 19, 2005
--------------------------
Marshall Geller

                                  EXHIBIT INDEX


EXHIBIT NO.          EXHIBIT DESCRIPTION

4.1               Articles of  Incorporation of the Registrant filed February 9,
                  2000 (1)

4.2               Amendment to the Articles of  Incorporation  filed December 5,
                  2000 (1)

4.3               Amendment to the Articles of  Incorporation  filed  January 5,
                  2001 (1)

4.4               Amendment to the Articles of Incorporation  filed May 16, 2005

4.5               By-laws of the Company adopted February 12, 2000 (1)

5.1               Opinion of Stubbs Alderton & Markiles, LLP

23.1              Consent of De Joya & Company

23.2              Consent of Weinberg & Company, P.C.

23.4              Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1)

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement)

99.1              2005 Stock Incentive Plan.
----------
(1) Filed previously as an exhibit to the Registrant's Form 10-SB registration statement (File #: 000-33297), filed with the Securities and Exchange Commission on October 31, 2001, and again on May 1, 2002, and incorporated herein by this reference.


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